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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF HYDRIL COMPANY

                                                                         PERCENTAGE       PERCENTAGE
                                                                         OF VOTING        OF VOTING
                                                                         SECURITIES       SECURITIES
                                                                          OWNED BY        OWNED BY
                                                                           HYDRIL         IMMEDIATE
                                                                          COMPANY          PARENT
                                                                         ----------       ----------

Hydril S.A. (Switzerland) ..........................................        53%*
Hydril Canadian Company, Ltd. (Canada) .............................       100%
Hydril U.K. Ltd. (England, U.K.) ...................................       100%
       Rototec Ltd.(Scotland, U.K.) ................................                         100%
Hydril Private Ltd. (Republic of Singapore) ........................       100%
       Technical Drilling & Production Services
             Nigeria, Ltd. (Nigeria) ...............................        60%
       P.T. Hydril Indonesia (Indonesia) ...........................                         100%
Hydril S.A. de C.V. (Mexico) .......................................       100%
Bettis de Mexico S.A. de C.V. (Mexico) .............................       100%

*Hydril Private Ltd. owns the remaining 47% equity interest in Hydril S.A.